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                                  KUTAK ROCK
                                                                  ATLANTA
                                  SUITE 2900                      KANSAS CITY
                            717 SEVENTEENTH STREET                LINCOLN
                                                                  LITTLE ROCK
                          DENVER, COLORADO 80202-3329             NEW YORK
                                                                  NEWPORT BEACH
                                 303-297-2400                     OKLAHOMA CITY
                            FACSIMILE 303-292-7799                OMAHA
                                                                  PASADENA
                          http://www.kutakrock.com                PHOENIX
                                                                  PITTSBURGH
                                                                  WASHINGTON


                               September 28, 1999

America First Real Estate Investment Partners, L.P.
1004 Farnam Street, Suite 400
Omaha, NE 68102

         Re:      Certain Federal Income Tax Issues

Ladies and Gentlemen:

         We have acted as your tax counsel in connection with the proposed merger of Capital Source L.P., a Delaware limited partnership ("Cap Source I"), and Capital Source II, L.P.-A, a Delaware limited partnership ("Cap Source II," and together with Cap Source I, the "Partnerships") with and into you (the "Merger") pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), which is included in the Registration Statement (defined below) as Appendix A to the Prospectus/Consent Solicitation Statement contained therein, by and among the Partnerships and you. Terms not otherwise defined herein shall have the same meaning as ascribed to them in the registration statement on Form S-4 Registration No. 333-52117, including all amendments and supplements thereto (the "Registration Statement").

         As an initial matter, we note that under the provisions of Treasury Regulation 1.708-1(b)(2): for federal income tax purposes (i) the Merger will be characterized as a transfer of assets by Cap Source II to you followed by the liquidation of Cap Source II; and (ii) you will be deemed a continuation of Cap Source I. For purposes of this opinion we will refer to such transfer, liquidation and continuation collectively as the "Transaction". In this regard, you have requested our opinion concerning certain federal income tax matters associated with the Merger, including, but not limited to, the characterization of the Transaction as an exchange subject to the nonrecognition provisions of
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code").

         The opinions set forth herein are based on the applicable provisions of the Code (including the Taxpayer Relief Act of 1997 and portions of its legislative history), the Treasury Regulations promulgated thereunder (the "Regulations") and interpretations thereof by the Internal Revenue Service (the "Service") and the courts having jurisdiction over such matters, each as of the date hereof. The opinions set forth herein are also based upon certain assumptions and representations described below. There can be no assurance that the Code or the Regulations will not be amended or that interpretations of the Service or the courts will not change in a manner which would preclude us from rendering similar opinions in the future. Moreover, any such changes in the Code, the Regulations or the interpretations thereof may have retroactive effect.


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KUTAK ROCK

     America First Real Estate Investment Partners, L.P.
     September 28, 1999
     Page 2

         These opinions further depend upon the facts and circumstances surrounding your operations, the operations of the Partnerships, the operations of the Operating Partnerships and the consummation of the Merger and the Transaction. In the event such operations differ from your representations concerning the foregoing or the descriptions of operations set forth in the Registration Statement and the registration statements filed by the Partnerships with Securities Exchange Commission, (the "Partnership Registration Statements"), our conclusions could differ from those set forth herein.

         In connection with rendering the opinions set forth herein, we have examined and relied upon such documents as we believe necessary, including, but not limited to, the following:

                  (a) the Registration Statement;

                  (b) the federal income tax returns of the Partnerships for the taxable years ended December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998;

                  (c) the reports that set forth certain data regarding the trading volume of the BACs of each Partnership as prepared by Service Data Corporation and MMS Escrow and Transfer Agency, Inc. (collectively, the "Trading Volume Reports");

                  (d) the organizational documents, including the limited partnership agreements, of the Partnerships (the "Partnership Agreements");

                  (e) the Partnership Registration Statements;

                  (f) the Appraisals;

                  (g) the limited partnership agreements of the Operating Partnerships;

                  (h) the fairness opinion rendered by Sutro & Co., Inc. dated as of September 23, 1999 (the "Fairness Opinion");

                  (i) the Merger Agreement;

                  (j) your organizational documents, including, but not limited to, your limited partnership agreement and the form of amended and restated limited partnership agreement (the "Limited Partnership Agreement") included as Appendix D to the Prospectus/Consent Solicitation Statement, which is a part of the Registration Statement; and

                  (k) the balance sheet of each Partnership dated as of March 31, 1999 (the "Balance Sheets").


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KUTAK ROCK

     America First Real Estate Investment Partners, L.P.
     September 28, 1999
     Page 3

         In rendering the opinions set forth herein, we have assumed the authenticity of all original documents, the accuracy of copies and the genuineness of signatures, and that the forms of documents supplied to us are substantially identical to those documents which will be executed by you or for your benefit. In this regard, you should note that we have reviewed only those documents which appeared relevant to the opinions set forth herein and have not undertaken a review of any other documents or matters. In addition, we have not independently verified any of the information described in the foregoing documents or in the following representations. We have further assumed compliance with the provisions of the Partnership Agreements, the Limited Partnership Agreement and the Merger Agreement and that the investors in the Partnerships (the "Investors") have no binding commitment to sell or otherwise transfer the units of assigned limited partnership interests (the "Units") acquired in the Transaction. In addition, we have, with your permission, in connection with the delivery of our opinions, relied upon the following representations made by you, but only with respect to the factual representations made therein:

                  (a) that you believe the assumptions used in preparation of the Appraisals are reasonable;

                  (b) that you believe the assumptions used in the preparation of the Fairness Opinion are reasonable;

                  (c) that you believe the data contained in the Trading Volume Reports is true, correct and accurate in all material respects;

                  (d) that the assets and liabilities of the Partnerships do not differ in any material respect from those described in the Balance Sheets;

                  (e) that to the best of your knowledge the Partnerships and the Operating Partnerships each is characterized as a partnership and not as a publicly traded partnership or association taxable as a corporation for federal income tax purposes;

                  (f) that pursuant to the Merger Agreement, you will invest the cash received by you from Cap Source II and the cash attributable to Cap Source I so that, subsequent to the consummation of the Transaction, not more than 80% of your assets, will consist of: (i) cash, foreign currency or readily marketable securities, (ii) stocks or other equity interests in corporations, (iii) evidences of indebtedness, (iv) options, (v) forward or futures contracts, (vi) notional principal contracts or derivatives, (vii) interests in real estate investment trusts, (viii) interests in regulated investment companies, (ix) interests in publicly traded partnerships, as defined under Section 7704(b) of the Code, or (x) other securities or assets set forth in Section 351(e) of the Code;

                  (g) that, in connection with the Transaction, the aggregate fair market value of the Units received by the Investors in Cap Source II in the Transaction will equal the fair market value of the assets which Cap Source II will contribute to you;


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KUTAK ROCK

     America First Real Estate Investment Partners, L.P.
     September 28, 1999
     Page 4

                  (h) that, in connection with the Merger, the aggregate fair market value of the Units received by the Investors in Cap Source I in exchange for their BACs in Cap Source I will equal the fair market value of the assets of Cap Source I immediately prior to the consummation of the Transaction;

                  (i) that Cap Source II will, in all material respects, distribute in liquidation the Units and Notes it receives in the Transaction in accordance with the respective positive capital account balances of each Investor in Cap Source II;

                  (j) that each Investor in Cap Source I will, in all material respects, receive Units and Notes in exchange for BACs in proportion to their respective positive capital account balances;

                  (k) that, as of the date of the Transaction, the liabilities of each Partnership will not exceed their bases in their assets;

                  (l) that all of the limited partner interests in the Operating Partnerships are owned by the Partnerships;

                  (m) that as of the date hereof, the Partnerships do not own any equity interests in the general partners of the Operating Partnerships;

                  (n) that you believe that the assumptions used in determining the Exchange Values are reasonable;

                  (o) that less than 20% of the value of the assets contributed to you by each of the Partnerships is attributable to money or marketable securities, as such term is used in Regulation 1.731-2(d)(1)(ii)(A);

                  (p) that you have no binding commitment to issue any Units or other types of equity interests except as contemplated by the Transaction;

                  (q) that you have no binding commitment to dispose of any of the assets acquired in the Transaction, except in the ordinary course of business;

                  (r) that you have no binding agreement to purchase, redeem or otherwise acquire Units subsequent to the consummation of the Transaction;

                  (s) that you believe, based on your proposed operations, that for each of your taxable years at least 90% of your gross income will be derived from real property rents, interest and other sources described as qualifying income in Section 7704(d) of the Code; and


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KUTAK ROCK

     America First Real Estate Investment Partners, L.P.
     September 28, 1999
     Page 5

                  (t) that you believe that Cap Source I and Cap Source II for each of their respective taxable years derived at least 90% of their gross income from real property rents, interest and other sources described as qualifying income in Section 7704(d) of the Code.

         Based solely on the documents, representations and assumptions set forth above and subject to limitations described herein, we are of the opinion that: (a) the Transaction will be an exchange subject to the nonrecognition provisions of Section 721 of the Code; (b) you will be characterized as a partnership for federal income tax purposes; and (c) the discussion set forth in the section of the Registration Statement entitled "FEDERAL INCOME TAX CONSEQUENCES" fairly summarizes the material federal income tax considerations associated with the Transaction.

         Please be advised that we have rendered no opinion, except as expressly set forth above, with regard to any other federal income tax or other tax issue associated with you, the Investors, the Transaction, the Partnerships, the Merger, the Operating Partnerships, the Cap Source I General Partners, the Cap Source II General Partners, the General Partners or any other party described in the Registration Statement. Specifically, we have rendered no opinion with respect to the merger of Cap Source I General Partners and the Cap Source II General Partners with and into the General Partner or with respect to the General Partner's contribution of assets or property to the Company in exchange for its general partner interest therein. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                   Very truly yours,

                                   /s/ Kutak Rock

                                   Kutak Rock


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